Exhibit 99.2
FOR IMMEDIATE DISTRIBUTION
NETAPP TO ACQUIRE DATA DOMAIN
     Sunnyvale, Calif. and Santa Clara, Calif. – May 20, 2009—NetApp (NASDAQ:NTAP) and Data Domain (NASDAQ:DDUP) announced today they have entered into a definitive agreement under which NetApp will acquire all of the outstanding shares of Data Domain common stock for $25 per share in cash and stock. The transaction is valued at approximately $1.5B, net of Data Domain’s cash.
     “This combination is a great opportunity for both NetApp and Data Domain,” said Dan Warmenhoven, chairman and CEO of NetApp. “Data Domain is an innovative high-growth company with a complementary product line ideally suited for multi-vendor environments where customers want to minimize their use of tape for backup. NetApp has the distribution channels and international reach to offer Data Domain products to more customers, accelerating growth and market adoption. The combination of our two companies will increase NetApp’s reputation for delivering both outstanding efficiency and operational breakthroughs to customers worldwide.”
     Customers will benefit from the robust worldwide sales, support, partner, and service network NetApp can bring to Data Domain products, further enabling customers to deploy Data Domain products on a global basis. NetApp and Data Domain channel partners will benefit from the inclusion of the innovative Data Domain product line into the NetApp Partner Program.
     NetApp intends to operate Data Domain as a product line within NetApp’s product operations organization. The Data Domain sales organization will be integrated with NetApp sales to maximize momentum and access new accounts.

     “Our objective will be to amplify Data Domain’s success, grow Data Domain’s revenues as quickly as today’s economy will allow, and create systems and incentives within NetApp to nurture Data Domain to its fullest potential,” added Warmenhoven. “We will focus on new customer acquisition and maximum market share expansion. Their existing customers should see the benefits of NetApp’s broader scale and support capabilities.”
     “Notwithstanding the rapid record sales growth Data Domain has experienced over the past 5 years, with NetApp’s distribution channel and customer base, we have an opportunity to accelerate even further,” said Frank Slootman, president and CEO of Data Domain.
Portfolio Synergy
     The Data Domain portfolio brings a complementary offering to NetApp, expanding NetApp’s reach in the market for heterogeneous disk-based backup. Today, NetApp’s heterogeneous backup offering (with its VTL product line) provides installations with disk-based solutions to augment their tape backup infrastructure. Data Domain’s portfolio will extend NetApp’s ability to compete in the increasing number of installations wanting to minimize their reliance on tape. The Data Domain acquisition increases NetApp’s ability to capitalize on the growth of disk-based backup adoption, a trend accelerated by the economics of deduplication.
Transaction Details
     The Board of Directors of Data Domain has unanimously approved the transaction. We anticipate that the deal will close in 60-120 days subject to customary closing conditions including regulatory approval.
     More details on this transaction will be available on NetApp’s quarterly results conference call which will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, May 20, 2009, at 2:00 p.m. Pacific Time. The conference call will also be available live in a listen-only format at (800) 638-4930 in the United States and (617) 614-3944 outside the United States. The pass code for both numbers is 57400475. A replay will be available for 72 hours following the completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, using replay code 92143343. The Webcast replay will be posted on NetApp’s Web site for at least one year. Other materials will be available on netapp.com.
Forward-Looking Statements
This press release contains forward-looking statements, which involve a number of risks and uncertainties. NetApp and Data Domain caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. All such forward-looking statements include, but are not limited to, statements about the benefits of NetApp’s acquisition of Data Domain, including future financial and operating results, NetApp’s plans, objectives, expectations and intentions and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Data Domain stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in NetApp’s and Data Domain’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. NetApp and Data Domain disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.
Additional Information and Where to Find It
NetApp plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction, and Data Domain plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about NetApp, Data Domain, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by NetApp and Data Domain through the web site maintained by the SEC at www.sec.gov and by contacting NetApp Investor Relations at (408) 822-7098 or Data Domain Investor Relations at (408)

980-4909. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on NetApp’s website at www.netapp.com and on Data Domain’s website at www.datadomain.com.
Participants in the Acquisition of Data Domain
NetApp, Data Domain and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Data Domain stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus described above when it is filed with the SEC. Additional information regarding NetApp’s executive officers and directors is included in NetApp’s definitive proxy statement, which was filed with the SEC on July 14, 2008, and additional information regarding Data Domain’s executive officers and directors is included in Data Domain’s Annual Report on Form 10-K/A for fiscal year ended December 31, 2008, which was filed with the SEC on April 30, 2009. You can obtain free copies of these documents from NetApp or Data Domain using the contact information above.
About Data Domain
Data Domain is the leading provider of deduplication storage systems. Thousands of companies worldwide have purchased Data Domain systems to reduce storage costs and simplify data management. Data Domain delivers the performance, reliability and scalability to address the data protection and nearline storage needs of enterprises of all sizes. Data Domain products integrate into existing customer infrastructures and are compatible with leading enterprise backup and archive software products. To find out more about Data Domain, visit www.datadomain.com.
About NetApp
NetApp creates innovative storage and data management solutions that help our customers deliver outstanding cost efficiency and accelerate business breakthroughs. Discover our passion for helping companies around the world go further, faster at www.netapp.com.

Press Contacts:
NetApp	Data Domain
PR Hotline	Edward Luboja
Ph: (408) 822-3287	(203) 210-7404
xdl-uspr@netapp.com	edward.luboja@datadomain.com

Investor Contacts:
NetApp	Data Domain
Billie Fagenstrom	Investor Relations
Ph: (408) 822-6428	(408) 980-4909
billief@netapp.com